As Filed with the Securities and Exchange Commission on April 8, 2003

                                                 Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

                  Ohio                              34-0196300
     ------------------------------    -------------------------------------
       (State of Incorporation)          (IRS Employer Identification No.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)


                               EATON SAVINGS PLAN
                              (Full Title of Plan)


                  E. R. Franklin, Vice President and Secretary
                       Eaton Center, Cleveland, Ohio 44114
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (216) 523-4103


                         CALCULATION OF REGISTRATION FEE

                                            Proposed        Proposed
Title of                                    Maximum         Maximum
Securities                Amount            Offering        Aggregate          Amount of
to be                     to be             Price           Offering          Registration
Registered                Registered        Per Share       Price(1)             Fee

Common Shares
with a par value
of $.50 each              5,000,000           N/A          $372,550,000      $30,139.30

Plan Participations(2)    Indeterminate       N/A             N/A                N/A


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (based on a closing price of $ 74.51 on April 1, 2003).

(2) Pursuant to Rule 416(c), this Registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

Pursuant to Instruction E to Form S-8, the information contained in registration Statement No. 333-03599 is hereby incorporated by reference into this Registration Statement, except as set forth below under Item 8.

Item 8. Exhibits

        See List of Exhibits at page 3.



                                   SIGNATURES


      The Registrant -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 8th day of April, 2003.

                                          EATON CORPORATION



                                          By  /s/ E. R. Franklin
                                             -------------------
                                             E. R. Franklin
                                             Vice President
                                             and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Name                          Title                       Date
            ----                          -----                       ----
          *                   Chairman and Chief Executive          April 8,2003
-------------------------     Officer; Principal Executive
   Alexander M. Cutler        Officer; Director


          *                   Executive Vice President - Chief
-------------------------     Financial and Planning Officer;
   Richard H. Fearon          Principal Financial Officer

          *                   Vice President and Controller;
-----------------------       Principal Accounting Officer
   Billie K. Rawot

          *                   Director
-----------------------
   Michael J. Critelli

          *                   Director
-----------------------
   Ernie Green

          *                   Director
-----------------------
   Deborah L. McCoy

          *                   Director
-----------------------
   John R. Miller

          *                   Director
-----------------------
   Furman C. Moseley

          *                   Director
-----------------------
   Victor A. Pelson

          *                   Director
-----------------------
   Gary L. Tooker




*By  /s/ DAVID M. O'LOUGHLIN
     -----------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated

Page 3
                                  EXHIBIT INDEX

Exhibit
Number
-------
23            Consent of Ernst & Young LLP.

24            Power of Attorney.